Exhibit 99.1

Western Alliance Reports Fourth Quarter 2013 Net Income of $31.4 Million, or $0.36 Per Share; Full Year Net Income of $114.5 Million, or $1.31 Per Share

PHOENIX--(BUSINESS WIRE)--January 23, 2014--Western Alliance Bancorporation (NYSE: WAL) announced today its financial results for the fourth quarter 2013.

Fourth Quarter 2013 Highlights:

  Net income of $31.4 million, compared to $28.2 million for the third quarter 2013 and $32.1 million for the fourth quarter 2012
  Net income of $29.8 million for the fourth quarter 2013, excluding the following, net of tax effect: $3.7 million tax benefit related to the Western Liberty acquisition, $1.3 million net gain on other repossessed assets, $1.3 million net loss from debt valuation adjustments and securities gains, $1.2 million merger/restructure expenses, and $0.9 million net loss on extinguishment of debt
  Earnings per share of $0.36, compared to $0.32 per share in the third quarter 2013 and $0.37 per share in the fourth quarter 2012
  Earnings per share of $0.34 for the fourth quarter 2013, excluding the following, net of tax effect: $0.04 tax benefit related to the Western Liberty acquisition, $0.02 net gain on other repossessed assets, $0.02 net loss from debt valuation adjustments and securities gains, $0.01 merger/restructure expenses, and $0.01 net loss on extinguishment of debt
  Pre-tax, pre-provision operating earnings of $43.8 million, up 4.2% from $42.1 million in third quarter 2013 and up 19.1% from $36.8 million in fourth quarter 20121
  Net interest margin of 4.44%, compared to 4.41% in the third quarter 2013 and 4.55% in the fourth quarter 2012
  Total loans of $6.80 billion, up $285 million from September 30, 2013
  Total deposits of $7.84 billion, up $563 million from September 30, 2013
  Nonperforming assets (nonaccrual loans and repossessed assets) decreased to 1.5% of total assets from 1.7% in the third quarter 2013 and from 2.4% in the fourth quarter 2012
  Net loan charge-offs (annualized) to average loans outstanding of 0.13%, compared to net loan recoveries to average loans of 0.10% in the third quarter 2013 and net loan charge-offs to average loans of 0.99% in the fourth quarter 2012
  Tier I Leverage capital of 9.8% and Total Risk-Based Capital ratio of 12.6%, compared to 10.1% and 12.6%, respectively, at December 31, 2013
  Total equity of $855 million, up $96 million from December 31, 2012

Full Year 2013 Highlights:

  Net income of $114.5 million, compared to $72.8 million for 2012
  Return on assets and return on tangible common equity of 1.35% and 16.67%, compared to 1.01% and 12.37%, respectively, in 2012
  Earnings per share of $1.31, compared to $0.83 per share for 2012
  Net interest margin of 4.39%, compared to 4.49% in 2012
  Total loan and deposit growth of $1.09 billion and $1.38 billion, respectively, from December 31, 2012

Financial Performance

“2013 was an outstanding year for Western Alliance, with exceptional balance sheet growth, record revenue and earnings, and low credit losses,” said Robert Sarver, Chairman and Chief Executive Officer of Western Alliance Bancorporation. “Our team of professionals from the front line to the back office have driven our strong performance as we continue to win business. During the fourth quarter, our loan and deposit growth accelerated without sacrificing quality and margin.”

Sarver continued, “On December 31, 2013, we consolidated our three affiliate banks under one charter, which will enable us to improve efficiency and risk identification and management, while maintaining our high level of customer service and responsiveness.”

Income Statement

Net interest income was $90.0 million in the fourth quarter 2013, an increase of $5.4 million, or 6.4%, from $84.6 million in the third quarter of 2013 and an increase of $12.5 million, or 16.2%, compared to the fourth quarter 2012. The Company’s net interest margin increased in the fourth quarter 2013 to 4.44%, compared to 4.41% in the third quarter 2013 and declined from 4.55% in the fourth quarter 2012.

Operating non-interest income was $5.2 million for the fourth quarter 2013, compared to $5.8 million in the third quarter of 2013 and $5.1 million for the fourth quarter of 2012.1

Net operating revenue was $95.2 million for the fourth quarter 2013, an increase of 5.3% compared to $90.4 million for the third quarter of 2013 and an increase of 15.3% compared to $82.5 million for the fourth quarter 2012.1

Operating non-interest expense was $51.4 million for the fourth quarter 2013, compared to $48.3 million for the third quarter of 2013 and $45.8 million for the fourth quarter of 2012.1 The Company’s operating efficiency ratio1 on a tax equivalent basis was 51.9% for the fourth quarter 2013, compared to 51.6% for the third quarter 2013 and an improvement from 53.5% for the fourth quarter 2012.

Income tax expense decreased as a result of increased deductibility of credit losses related to the Western Liberty acquisition.

The Company had 1,051 full-time equivalent employees and 40 offices at December 31, 2013, compared to 982 employees and 40 offices at December 31, 2012.

The Company views its pre-tax, pre-provision operating earnings as a key metric for assessing the Company’s earning power, which it defines as net operating revenue less operating non-interest expense. For the fourth quarter 2013, the Company’s pre-tax, pre-provision operating earnings were $43.8 million, up from $42.1 million in the third quarter 2013 and up 19.1% from $36.8 million in the fourth quarter 2012.1

The provision for credit losses was $4.3 million for the fourth quarter 2013, compared to zero in the third quarter 2013 and $11.5 million for the fourth quarter 2012. Net loan charge-offs in the fourth quarter 2013 were $2.1 million, or 0.13% of average loans (annualized), compared to net loan recoveries to average loans of 0.10% for the third quarter 2013. Net charge-offs for the fourth quarter 2012 were $13.5 million, or 0.99% of average loans (annualized).

Nonaccrual loans decreased $1.0 million to $75.7 million during the quarter. Loans past due 90 days and still accruing interest totaled $1.5 million at December 31, 2013, compared to $5.5 million at September 30, 2013 and $1.4 million at December 31, 2012. Loans past due 30-89 days, still accruing interest totaled $13.4 million at quarter end, up from $8.7 million at September 30, 2013 and down from $16.6 million at December 31, 2012.

As the Company’s asset quality improved and its capital increased, the ratio of classified assets to Tier I capital plus the allowance for credit losses, a common regulatory measure of asset quality, improved to 27% at December 31, 2013 from 34% at December 31, 2012.1

Net gain on repossessed assets (primarily other real estate) was $2.2 million for the fourth quarter 2013, compared to a net loss of $0.4 million in the third quarter 2013 and a net loss of $0.5 million in the fourth quarter 2012. At December 31, 2013, other repossessed assets totaled $67 million, compared to $77 million at September 30, 2013 and December 31, 2012.

Balance Sheet

Gross loans totaled $6.80 billion at December 31, 2013, an increase of $285 million from September 30, 2013 and an increase of $1.09 billion from $5.71 billion at December 31, 2012. At December 31, 2013, the allowance for credit losses was 1.47% of total loans, compared to 1.50% at September 30, 2013 and 1.67% at December 31, 2012, reflecting an improvement in the Company’s asset profile.

Deposits totaled $7.84 billion at December 31, 2013, an increase of $563 million from $7.28 billion at September 30, 2013 and an increase of $1.38 billion from $6.46 billion at December 31, 2012. Non-interest bearing deposits were $2.20 billion at December 31, 2013, compared to $1.97 billion at September 30, 2013 and $1.93 billion at December 31, 2012. Non-interest bearing deposits comprised 28.1% of total deposits at December 31, 2013, compared to 29.9% at December 31, 2012, while the proportion of savings and money market accounts increased to 42.2% from 39.9% during the same period. Certificates of deposit as a percent of total deposits were 20.6% at December 31, 2013, compared to 21.2% at December 31, 2012. The Company’s ratio of loans to deposits was 86.8% at December 31, 2013, compared to 89.6% at September 30, 2013 and 88.5% at December 31, 2012.

Stockholders’ equity at December 31, 2013 increased to $855 million from $826 million at September 30, 2013. At December 31, 2013, tangible common equity was 7.4% of tangible assets1 and total risk-based capital was 12.6% of risk-weighted assets. The Company’s tangible book value per share1 was $7.89 at December 31, 2013, up 15.4% during the past year.

Total assets increased 4.3% to $9.31 billion at December 31, 2013 from $8.92 billion at September 30, 2013, and 22.1% from $7.62 billion at December 31, 2012.

Segment Highlights

Western Alliance Bank reported loan growth of $245 million during the fourth quarter 2013 and $797 million during the last 12 months to $2.83 billion. Fourth quarter loan growth came primarily from commercial and industrial and construction and land development loans. Deposits increased $233 million in the fourth quarter and $840 million during the last 12 months to $3.06 billion. Net income for Western Alliance Bank was $12.7 million during the fourth quarter 2013, compared with net income of $9.8 million during the third quarter of 2013 and $10.4 million during the fourth quarter 2012.

Bank of Nevada reported that loans decreased by $102 million during the fourth quarter of 2013 and increased $102 million during the last 12 months to $2.29 billion at December 31, 2013. The decline in fourth quarter loans came primarily from a decrease in commercial real estate and commercial and industrial loans. Deposits increased by $150 million in the fourth quarter of 2013 and increased $194 million over the last twelve months to $2.76 billion. Net income for Bank of Nevada was $13.0 million for the fourth quarter 2013, compared with net income of $16.3 million for the third quarter of 2013 and $7.6 million during the fourth quarter 2012.

Torrey Pines Bank, exclusive of the discontinued operations of PartnersFirst, reported that loans increased $100 million during the fourth quarter 2013 and increased $116 million during the last 12 months to $1.62 billion. The fourth quarter increase in the loan balances were primarily attributable to an increase in commercial real estate and commercial and industrial loans. Deposits increased $177 million in the fourth quarter 2013 and $342 million over the last 12 months to $2.02 billion. Net income for Torrey Pines Bank was $6.0 million during the fourth quarter 2013, compared with net income of $4.6 million for the third quarter of 2013 and $5.2 million during the fourth quarter 2012.

On December 31, 2013, the Company consolidated its three bank subsidiaries under one charter, Western Alliance Bank. Prior to the consolidation, Alliance Bank of Arizona and First Independent Bank operated as divisions of Western Alliance Bank. In 2014, Bank of Nevada and Torrey Pines Bank also will operate as divisions of Western Alliance Bank.

Attached to this press release is summarized financial information for the quarter ended December 31, 2013.

Conference Call and Webcast

Western Alliance Bancorporation will host a conference call and live webcast to discuss its fourth quarter 2013 financial results at 12:00 p.m. ET on Friday, January 24, 2014. Participants may access the call by dialing 1-888-317-6003 and using passcode: 1025905 or via live audio webcast using the website link: http://services.choruscall.com/links/wal140124.html. The webcast is also available via the Company’s website at www.westernalliancebancorp.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET January 24th through February 10th at 9:00 a.m. ET by dialing 1-877-344-7529 passcode: 10038670.

About Western Alliance Bancorporation

Western Alliance Bancorporation (NYSE: WAL) is a leading bank holding company providing comprehensive business banking and related financial services through its wholly-owned banking subsidiary, Western Alliance Bank (the "Bank"). With local teams of experienced bankers, the Bank provides a superior level of capabilities, products and service, to assist the growth of local businesses and the quality of life in the markets it serves. In addition to a national platform of specialized financial service units, the Bank operates full service banking divisions in its local markets as Alliance Bank of Arizona, Bank of Nevada, First Independent Bank and Torrey Pines Bank. Western Alliance Bancorporation is publicly traded on the New York Stock Exchange. Additional investor information can be accessed on the Investor Relations page of the Company's website, www.westernalliancebancorp.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding guidance or expectations relating to balance sheet growth, interest margin, operating efficiency, asset quality, and regulatory capital. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.

This press release contains both financial measures based on accounting principles generally accepted in the United States (“GAAP”) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Western Alliance Bancorporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

1 See Reconciliation of Non-GAAP Financial Measures

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

	At or for the Three Months Ended December 31,				For the Twelve Months Ended December 31,
	2013	2012	Change	%	2013	2012	Change	%

Selected Balance Sheet Data:
(dollars in millions)
Total assets	$9,307.1	$7,622.6	22.1%
Loans, net of deferred fees	6,801.4	5,709.3	19.1
Securities and money market investments	1,689.6	1,236.6	36.6
Total deposits	7,838.2	6,455.2	21.4
Borrowings	341.1	193.7	76.1
Junior subordinated debt	41.9	36.2	15.7
Stockholders' equity	855.3	759.6	12.6

Selected Income Statement Data:
(dollars in thousands)
Interest income	$97,582	$84,343	15.7%		$362,655	$318,295	13.9%
Interest expense	7,601	6,888	10.4		29,760	28,032	6.2
Net interest income	89,981	77,455	16.2		332,895	290,263	14.7
Provision for loan losses	4,300	11,501	(62.6)		13,220	46,844	(71.8)
Net interest income after provision for credit losses	85,681	65,954	29.9		319,675	243,419	31.3
Non-interest (loss) income	(158)	24,463	(100.6)		17,228	44,726	(61.5)
Non-interest expense	51,131	48,989	4.4		196,266	188,860	3.9
Income from continuing operations, before income tax expense	34,392	41,428	(17.0)		140,637	99,285	41.6
Income tax expense	2,341	7,509	(68.8)		25,254	23,961	5.4
Income from continuing operations	32,051	33,919	(5.5)		115,383	75,324	53.2
Loss on discontinued operations, net	(701)	(1,804)	(61.1)		(861)	(2,490)	(65.4)
Net income	$31,350	$32,115	(2.4)%		$114,522	$72,834	57.2%
Diluted net income per common share from continuing operations	$0.37	$0.39	(5.1)%		$1.32	$0.86	53.5%
Diluted net loss per common share from discontinued operations, net of tax	$(0.01)	$(0.02)			$(0.01)	$(0.03)
Diluted net income per common share	$0.36	$0.37	(2.7)%		$1.31	$0.83	57.8%

Common Share Data:
Diluted net income per common share	$0.36	$0.37	(2.7)%		$1.31	$0.83	57.8%
Book value per common share	$8.19	$7.15	14.5%
Tangible book value per share, net of tax (1)	$7.89	$6.84	15.4%
Average shares outstanding (in thousands):
Basic	85,939	84,416	1.8		85,682	82,285	4.1
Diluted	86,877	85,152	2.0		86,541	82,912	4.4
Common shares outstanding	87,186	86,465	0.8

(1) See Reconciliation of Non-GAAP Financial Measures

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)
Unaudited

	At or for the Three Months Ended December 31,				For the Twelve Months Ended December 31,
	2013	2012	Change	%	2013	2012	Change	%

Selected Performance Ratios:
Return on average assets (1)	1.37%	1.68%	(18.5)%		1.35%	1.01%	33.7%
Return on tangible common equity (2)	18.11	21.70	(16.5)		16.67	12.37	34.8
Net interest margin (1)	4.44	4.55	(2.4)		4.39	4.49	(2.2)
Net interest spread	4.27	4.37	(2.3)		4.23	4.31	(1.9)
Efficiency ratio - tax equivalent basis (2)	51.92	53.48	(2.9)		52.51	55.39	(5.2)
Loan to deposit ratio	86.77	88.45	(1.9)

Capital Ratios:
Tangible equity (2)	8.9%	9.6%	(7.3)%
Tangible common equity (2)	7.4	7.8	(5.1)
Tier 1 common equity (2)	8.9	8.6	3.5
Tier 1 Leverage ratio (3)	9.8	10.1	(3.0)
Tier 1 Risk Based Capital (3)	11.4	11.3	0.9
Total Risk Based Capital (3)	12.6	12.6	—

Asset Quality Ratios:
Net charge-offs to average loans outstanding (1)	0.13%	0.99%	(86.9)%		0.14%	0.99%	(85.9)%
Nonaccrual loans to gross loans	1.11	1.83	(39.3)
Nonaccrual loans and repossessed assets to total assets	1.53	2.39	(36.0)
Loans past due 90 days and still accruing to total loans	0.02	0.02	—
Allowance for credit losses to loans	1.47	1.67	(12.0)
Allowance for credit losses to nonaccrual loans	132.20	91.13	45.1

(1) Annualized for the three month periods ended December 31, 2013 and 2012.
(2) See Reconciliation of Non-GAAP Financial Measures.
(3) Capital ratios are preliminary until the Call Report is filed.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Interest income:	(dollars in thousands)
Loans	$86,902	$75,303	$326,714	$280,985
Investment securities	10,137	8,794	34,403	36,802
Federal funds sold and other	543	246	1,538	508
Total interest income	97,582	84,343	362,655	318,295
Interest expense:
Deposits	4,442	3,890	16,335	16,794
Borrowings	2,717	2,528	11,602	9,310
Junior subordinated debt	442	470	1,823	1,928
Total interest expense	7,601	6,888	29,760	28,032
Net interest income	89,981	77,455	332,895	290,263
Provision for credit losses	4,300	11,501	13,220	46,844
Net interest income after provision for credit losses	85,681	65,954	319,675	243,419
Non-interest income (loss):
Service charges	2,512	2,438	9,920	9,452
Bank owned life insurance	905	1,080	4,809	4,439
Amortization of affordable housing investments	(1,714)	(1,069)	(5,018)	(1,779)
Gains (losses) on sales of investment securities, net	342	1,447	(1,195)	3,949
Unrealized (losses) gains on assets/liabilities measured at fair value, net	(2,618)	(48)	(6,386)	653
Loss on extinguishment of debt	(1,387)	—	(1,387)	—
Bargain purchase gain from acquisition	—	17,562	10,044	17,562
Other	1,802	3,053	6,441	10,450
Total non-interest (loss) income	(158)	24,463	17,228	44,726
Non-interest expenses:
Salaries and employee benefits	30,071	26,885	113,434	105,044
Occupancy	4,626	4,769	19,126	18,815
Legal, professional and directors' fees	4,623	2,418	13,633	10,237
Insurance	1,744	2,188	8,094	8,511
Data Processing	2,040	2,071	7,952	5,749
Marketing	619	575	2,581	2,305
Loan and repossessed asset expenses	793	2,102	4,246	6,675
Customer service	860	678	2,897	2,604
Net (gain) loss on sales and valuations of repossessed assets	(2,153)	529	(2,387)	4,207
Intangible amortization	597	596	2,388	3,256
Merger / restructure expense	1,919	2,706	5,752	2,819
Goodwill and intangible impairment	—	—	—	3,435
Other	5,392	3,472	18,550	15,203
Total non-interest expense	51,131	48,989	196,266	188,860
Income from continuing operations before income taxes	34,392	41,428	140,637	99,285
Income tax expense	2,341	7,509	25,254	23,961
Income from continuing operations	$32,051	$33,919	$115,383	$75,324
Loss from discontinued operations net of tax benefit	(701)	(1,804)	(861)	(2,490)
Net income	$31,350	$32,115	$114,522	$72,834
Preferred stock dividends	353	353	1,411	3,793
Net income available to common stockholders	$30,997	$31,762	$113,111	$69,041

Diluted net income per share	$0.36	$0.37	$1.31	$0.83

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited	Three Months Ended
	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012
Interest income:	(in thousands, except per share data)
Loans	$86,902	$83,994	$81,093	$74,725	$75,303
Investment securities	10,137	8,286	7,822	8,158	8,794
Federal funds sold and other	543	400	370	225	246
Total interest income	97,582	92,680	89,285	83,108	84,343
Interest expense:
Deposits	4,442	4,232	3,929	3,732	3,890
Borrowings	2,717	3,429	2,749	2,707	2,528
Junior subordinated debt	442	460	455	466	470
Total interest expense	7,601	8,121	7,133	6,905	6,888
Net interest income	89,981	84,559	82,152	76,203	77,455
Provision for credit losses	4,300	—	3,481	5,439	11,501
Net interest income after provision for credit losses	85,681	84,559	78,671	70,764	65,954
Non-interest income (loss):
Service charges	2,512	2,425	2,449	2,534	2,438
Bank owned life insurance	905	1,832	1,036	1,036	1,080
Amortization of affordable housing investments	(1,714)	(1,504)	(900)	(900)	(1,069)
Gains (losses) on sales of investment securities, net	342	(1,679)	(5)	147	1,447
Unrealized losses on assets/liabilities measured at fair value, net	(2,618)	(7)	(3,290)	(471)	(48)
Loss on extinguishment of debt	(1,387)	—	—	—	—
Bargain purchase gain from acquisition	—	—	10,044	—	17,562
Other	1,802	1,558	1,528	1,553	3,053
Total non-interest (loss) income	(158)	2,625	10,862	3,899	24,463
Non-interest expenses:
Salaries and employee benefits	30,071	28,689	28,100	26,574	26,885
Occupancy	4,626	4,901	4,753	4,846	4,769
Legal, professional and directors' fees	4,623	3,438	2,549	3,023	2,418
Insurance	1,744	1,884	2,096	2,370	2,188
Data Processing	2,040	1,872	2,175	1,865	2,071
Marketing	619	585	710	667	575
Loan and repossessed asset expenses	793	1,136	721	1,596	2,102
Customer service	860	677	717	643	678
Net (gain) loss on sales and valuations of repossessed assets	(2,153)	371	(1,124)	519	529
Intangible amortization	597	597	597	597	596
Merger / restructure expense	1,919	1,018	2,620	195	2,706
Other	5,392	4,507	4,617	4,034	3,472
Total non-interest expense	51,131	49,675	48,531	46,929	48,989
Income from continuing operations before income taxes	34,392	37,509	41,002	27,734	41,428
Income tax expense	2,341	9,288	6,817	6,808	7,509
Income from continuing operations	$32,051	$28,221	$34,185	$20,926	$33,919
(Loss) Income from discontinued operations, net of tax	(701)	(29)	(169)	38	(1,804)
Net income	$31,350	$28,192	$34,016	$20,964	$32,115
Preferred stock dividends	353	352	353	353	353
Net Income available to common stockholders	$30,997	$27,840	$33,663	$20,611	$31,762

Diluted net income per share	$0.36	$0.32	$0.39	$0.24	$0.37

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012
	(in millions)
Assets:
Cash and due from banks	$305.2	$380.9	$248.9	$422.3	$204.6
Securities purchased under agreement to resell	—	128.1	134.0	134.0	—
Cash and cash equivalents	305.2	509.0	382.9	556.3	204.6

Securities and money market investments	1,689.6	1,370.8	1,313.1	1,302.4	1,236.6
Loans held for sale	—	25.4	27.6	27.9	31.1
Loans held for investment:
Commercial	2,478.2	2,234.9	2,174.1	2,084.9	1,947.8
Commercial real estate - non-owner occupied	1,841.1	1,864.3	1,839.7	1,538.4	1,505.6
Commercial real estate - owner occupied	1,561.9	1,551.2	1,550.0	1,414.3	1,396.8
Construction and land development	535.7	459.8	416.7	381.1	394.3
Residential real estate	350.3	359.0	381.7	388.7	407.9
Consumer	43.1	29.8	28.5	26.0	31.8
Deferred fees, net	(8.9)	(8.1)	(6.8)	(6.0)	(6.0)
Gross loans and deferred fees, net	6,801.4	6,490.9	6,383.9	5,827.4	5,678.2
Allowance for credit losses	(100.1)	(97.9)	(96.3)	(95.5)	(95.4)
Loans, net	6,701.3	6,393.0	6,287.6	5,731.9	5,582.8

Premises and equipment, net	120.2	105.9	106.1	107.1	107.9
Other repossessed assets	66.7	76.5	76.5	77.9	77.2
Bank owned life insurance	140.6	139.7	140.4	139.4	138.3
Goodwill and other intangibles	27.4	27.9	28.5	29.2	29.8
Other assets	256.1	273.2	231.0	202.0	214.3
Total assets	$9,307.1	$8,921.4	$8,593.7	$8,174.1	$7,622.6
Liabilities and Stockholders' Equity:
Liabilities:
Deposits:
Non-interest bearing demand deposits	$2,200.0	$1,972.5	$1,919.6	$1,930.4	$1,933.2
Interest bearing:
Demand	709.8	673.7	631.3	619.7	582.3
Savings and money market	3,310.4	3,050.0	2,945.1	2,826.7	2,573.5
Time certificates	1,618.0	1,579.1	1,505.3	1,358.1	1,366.2
Total deposits	7,838.2	7,275.3	7,001.3	6,734.9	6,455.2
Customer repurchase agreements	71.2	55.5	51.9	64.7	79.0
Total customer funds	7,909.4	7,330.8	7,053.2	6,799.6	6,534.2
Securities sold short	—	126.6	129.5	132.6	—
Borrowings	341.1	394.1	418.6	293.8	193.7
Junior subordinated debt	41.9	39.4	39.9	36.7	36.2
Accrued interest payable and other liabilities	159.4	204.2	153.0	130.1	98.9
Total liabilities	8,451.8	8,095.1	7,794.2	7,392.8	6,863.0
Stockholders' Equity
Common stock and additional paid-in capital	797.2	792.2	789.5	786.9	784.9
Preferred stock	141.0	141.0	141.0	141.0	141.0
Accumulated deficit	(61.4)	(92.4)	(120.2)	(153.8)	(174.5)
Accumulated other comprehensive (loss) income	(21.5)	(14.5)	(10.8)	7.2	8.2
Total stockholders' equity	855.3	826.3	799.5	781.3	759.6
Total liabilities and stockholders' equity	$9,307.1	$8,921.4	$8,593.7	$8,174.1	$7,622.6

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012
	(in thousands)
Balance, beginning of period	$97,851	$96,323	$95,494	$95,427	$97,410
Provision for credit losses	4,300	—	3,481	5,439	11,501
Recoveries of loans previously charged-off:
Commercial and industrial	666	2,242	1,757	441	372
Commercial real estate - non-owner occupied	395	273	154	440	288
Commercial real estate - owner occupied	297	149	479	502	109
Construction and land development	273	966	120	701	2,033
Residential real estate	549	430	549	569	313
Consumer	179	726	11	14	63
Total recoveries	2,359	4,786	3,070	2,667	3,178
Loans charged-off:
Commercial and industrial	621	544	1,065	1,770	4,654
Commercial real estate - non-owner occupied	2,268	466	1,000	1,908	2,673
Commercial real estate - owner occupied	238	398	1,391	979	4,470
Construction and land development	686	—	238	614	405
Residential real estate	281	1,138	2,010	2,493	1,307
Consumer	366	712	18	275	3,153
Total loans charged-off	4,460	3,258	5,722	8,039	16,662
Net loan charge-offs (recoveries)	2,101	(1,528)	2,652	5,372	13,484
Balance, end of period	$100,050	$97,851	$96,323	$95,494	$95,427

Net charge-offs (recoveries) to average loans outstanding - annualized	0.13%	(0.10)%	0.17%	0.38%	0.99%
Allowance for credit losses to gross loans	1.47	1.50	1.50	1.63	1.67
Nonaccrual loans	$75,681	$76,641	$82,899	$93,748	$104,716
Repossessed assets	66,719	76,475	76,499	77,921	77,247
Loans past due 90 days, still accruing	1,534	5,456	3,893	1,640	1,388
Loans past due 30 to 89 days, still accruing	13,425	8,689	7,341	14,795	16,565
Classified loans on accrual	128,586	144,041	140,192	97,351	112,637
Special mention loans	129,965	137,247	162,482	125,660	103,550

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended December 31,
	2013			2012
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Interest earning assets	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Loans (1)	$6,515.2	$86,902	5.48%	$5,450.0	$75,303	5.60%
Investment securities (1)	1,488.8	10,137	3.11	1,329.3	8,794	3.25
Federal funds sold and other	447.5	543	0.49	300.4	246	0.33
Total interest earning assets	8,451.5	97,582	4.79	7,079.7	84,343	4.94
Non-interest earning assets
Cash and due from banks	132.7			121.2
Allowance for credit losses	(98.4)			(99.1)
Bank owned life insurance	140.0			137.6
Other assets	465.6			364.0
Total assets	$9,091.4			$7,603.4
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$676.8	$360	0.21%	$528.1	$301	0.23%
Savings and money market	3,175.1	2,390	0.30	2,539.8	1,973	0.31
Time certificates of deposit	1,592.4	1,692	0.43	1,406.9	1,616	0.46
Total interest-bearing deposits	5,444.3	4,442	0.33	4,474.8	3,890	0.35
Borrowings	414.6	2,717	2.62	299.6	2,528	3.38
Junior subordinated debt	39.5	442	4.48	36.2	470	5.19
Total interest-bearing liabilities	5,898.4	7,601	0.52	4,810.6	6,888	0.57
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	2,091.8			1,948.4
Other liabilities	249.1			94.4
Stockholders’ equity	852.1			750.0
Total liabilities and stockholders' equity	$9,091.4			$7,603.4
Net interest income and margin		$89,981	4.44%		$77,455	4.55%
Net interest spread			4.27%			4.37%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $3,728 and $3,012 for the fourth quarter ended 2013 and 2012, respectively.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited

	Twelve Months Ended December 31,
	2013			2012
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Interest earning Assets	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Loans (1)	$6,136.2	$326,714	5.43%	$5,110.2	$280,985	5.55%
Investment securities (1)	1,342.0	34,403	3.07	1,385.3	36,802	3.17
Federal funds sold & other	409.4	1,538	0.38	189.5	508	0.27
Total interest earnings assets	7,887.6	362,655	4.77	6,685.0	318,295	4.91
Non-interest earning assets
Cash and due from banks	128.5			116.9
Allowance for credit losses	(97.5)			(98.9)
Bank owned life insurance	139.8			136.0
Other assets	442.0			354.4
Total assets	$8,500.4			$7,193.4
Interest-bearing liabilities
Interest-bearing deposits:
Interest bearing transaction accounts	$640.1	$1,407	0.22%	$515.3	$1,220	0.24%
Savings and money market	2,936.1	8,480	0.29	2,371.5	8,088	0.34
Time certificates of deposits	1,488.0	6,448	0.43	1,359.5	7,486	0.55
Total interest-bearing deposits	5,064.2	16,335	0.32	4,246.3	16,794	0.40
Borrowings	408.6	11,602	2.84	369.0	9,310	2.52
Junior subordinated debt	38.1	1,823	4.78	36.8	1,928	5.24
Total interest-bearing liabilities	5,510.9	29,760	0.54	4,652.1	28,032	0.60
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,954.2			1,788.3
Other liabilities	111.8			62.0
Stockholders’ equity	923.5			691.0
Total liabilities and stockholders' equity	$8,500.4			$7,193.4
Net interest income and margin		$332,895	4.39%		$290,263	4.49%
Net interest spread			4.23%			4.31%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $13,312 and $9,738 for the twelve months ended December 31, 2013 and 2012, respectively.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

	Western Alliance Bank	Bank of Nevada	Torrey Pines Bank*	Other	Inter-segment eliminations	Consolidated Company
At December 31, 2013	(dollars in millions)
Assets	3,551.0	3,426.0	2,258.1	993.1	(921.1)	9,307.1
Held for sale loans	—	—	—	—	—	—
Gross loans and deferred fees, net	2,834.3	2,285.6	1,624.5	57.0	—	6,801.4
Less: Allowance for credit losses	(30.1)	(51.0)	(18.3)	(0.7)	—	(100.1)
Loans, net	2,804.2	2,234.6	1,606.2	56.3	—	6,701.3

Goodwill and intangible assets	2.6	24.8	—	—	—	27.4
Deposits	3,064.6	2,763.2	2,021.3	—	(10.9)	7,838.2
Borrowings	73.9	200.0	—	67.2	—	341.1
Stockholders' equity	303.5	368.3	174.5	873.1	(864.1)	855.3

No. of branches	17	11	12	—	—	40
No. of FTE	292	393	230	136	—	1,051

Three Months Ended December 31, 2013:	(in thousands)
Net interest income (expense)	$37,299	$30,978	$22,922	$(1,218)	$—	$89,981
Provision for credit losses	2,579	1,100	621	—	—	4,300
Net interest income (expense) after provision for credit losses	34,720	29,878	22,301	(1,218)	—	85,681
Non-interest income	1,335	4,798	911	(1,584)	(5,618)	(158)
Non-interest expense	(17,655)	(19,487)	(13,144)	(6,463)	5,618	(51,131)
Income (loss) from continuing operations before income taxes	18,400	15,189	10,068	(9,265)	—	34,392
Income tax expense (benefit)	5,732	2,166	4,027	(9,584)	—	2,341
Income from continuing operations	12,668	13,023	6,041	319	—	32,051
Loss from discontinued operations, net	—	—	—	(701)	—	(701)
Net income (loss)	$12,668	$13,023	$6,041	$(382)	$—	$31,350

Twelve Months Ended December 31, 2013:	(in thousands)
Net interest income (expense)	$130,219	$122,799	$85,357	$(5,480)	$—	$332,895
Provision for (recovery of) credit losses	12,500	(4,414)	3,840	1,294	—	13,220
Net interest income (expense) after provision for credit losses	117,719	127,213	81,517	(6,774)	—	319,675
Non-interest income (1)	15,855	14,181	2,223	2,741	(17,772)	17,228
Non-interest expense	(63,343)	(72,211)	(49,020)	(29,464)	17,772	(196,266)
Income (loss) from continuing operations before income taxes	70,231	69,183	34,720	(33,497)	—	140,637
Income tax expense (benefit)	18,798	16,458	11,925	(21,927)	—	25,254
Income (loss) from continuing operations	51,433	52,725	22,795	(11,570)	—	115,383
Loss from discontinued operations, net	—	—	—	(861)	—	(861)
Net income (loss)	$51,433	$52,725	$22,795	$(12,431)	$—	$114,522

* Excludes discontinued operations
(1) Includes bargain purchase gain from acquisition

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

	Western Alliance Bank	Bank of Nevada	Torrey Pines Bank*	Other	Inter-segment eliminations	Consolidated Company
At December 31, 2012	(dollars in millions)
Assets	2,565.1	3,029.1	2,019.8	902.0	(893.4)	7,622.6
Held for sale loans	—	—	31.1	—	—	31.1
Gross loans and deferred fees, net	2,037.1	2,183.3	1,477.1	23.5	(42.8)	5,678.2
Less: Allowance for credit losses	(21.3)	(58.2)	(15.6)	(0.3)	—	(95.4)
Loans, net	2,015.8	2,125.1	1,461.5	23.2	(42.8)	5,582.8
Goodwill and intangible assets	3.5	26.3	—	—	—	29.8
Deposits	2,224.2	2,569.1	1,679.3	—	(17.4)	6,455.2
Borrowings	45.0	—	110.0	73.7	(35.0)	193.7
Stockholders' equity	224.0	378.2	169.1	780.9	(792.6)	759.6

No. of branches	16	12	12	0	0	40
No. of FTE	254	400	233	95	0	982

Three Months Ended December 31, 2012:	(in thousands)
Net interest income (expense)	$26,745	$30,127	$22,247	$(1,664)	$—	$77,455
Provision for credit losses	1,369	6,532	3,300	300	—	11,501
Net interest income (expense) after provision for credit losses	25,376	23,595	18,947	(1,964)	—	65,954
Non-interest income (1)	1,546	5,269	763	19,959	(3,074)	24,463
Non-interest expense	(13,155)	(18,616)	(11,349)	(8,943)	3,074	(48,989)
Income (loss) from continuing operations before income taxes	13,767	10,248	8,361	9,052	—	41,428
Income tax expense (benefit)	3,349	2,692	3,146	(1,678)	—	7,509
Income from continuing operations	10,418	7,556	5,215	10,730	—	33,919
Loss from discontinued operations, net	—	—	—	(1,804)	—	(1,804)
Net income (loss)	$10,418	$7,556	$5,215	$8,926	$—	$32,115

Twelve Months Ended December 31, 2012:	(in thousands)
Net interest income (expense)	$98,309	$113,181	$86,653	$(7,880)	$—	$290,263
Provision for credit losses	2,584	35,378	8,582	300	—	46,844
Net interest income (expense) after provision for credit losses	95,725	77,803	78,071	(8,180)	—	243,419
Non-interest income (1)	6,566	16,401	3,875	29,684	(11,800)	44,726
Non-interest expense	(49,141)	(72,052)	(44,841)	(34,626)	11,800	(188,860)
Income (loss) from continuing operations before income taxes	53,150	22,152	37,105	(13,122)	—	99,285
Income tax expense (benefit)	16,380	4,033	14,401	(10,853)	—	23,961
Income from continuing operations	36,770	18,119	22,704	(2,269)	—	75,324
Loss from discontinued operations, net	—	—	—	(2,490)	—	(2,490)
Net income (loss)	$36,770	$18,119	$22,704	$(4,759)	$—	$72,834

* Excludes discontinued operations
(1) Includes bargain purchase gain from acquisition

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)

	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012
	(dollars in thousands)
Total stockholders' equity	$855,250	$826,287	$799,524	$781,294	$759,616
Less:
Goodwill and intangible assets	27,374	27,970	28,568	29,166	29,763
Total tangible stockholders' equity	827,876	798,317	770,956	752,128	729,853
Less:
Preferred stock	141,000	141,000	141,000	141,000	141,000
Total tangible common equity	686,876	657,317	629,956	611,128	588,853
Add:
Deferred tax	1,452	1,661	1,870	2,080	2,289
Total tangible common equity, net of tax	$688,328	$658,978	$631,826	$613,208	$591,142
Total assets	$9,307,095	$8,921,429	$8,593,684	$8,174,103	$7,622,637
Less:
Goodwill and intangible assets	27,374	27,970	28,568	29,166	29,763
Tangible assets	9,279,721	8,893,459	8,565,116	8,144,937	7,592,874
Add:
Deferred tax	1,452	1,661	1,870	2,080	2,289
Total tangible assets, net of tax	$9,281,173	$8,895,120	$8,566,986	$8,147,017	$7,595,163
Tangible equity ratio (1)	8.9%	9.0%	9.0%	9.2%	9.6%
Tangible common equity ratio (2)	7.4%	7.4%	7.4%	7.5%	7.8%
Common shares outstanding	87,186	87,099	86,997	87,079	86,465
Tangible book value per share, net of tax (3)	$7.89	$7.57	$7.26	$7.04	$6.84

	Three Months Ended
	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012
	(in thousands)
Total non-interest income	$(158)	$2,625	$10,862	$3,899	$24,463
Less:
Unrealized losses on assets/liabilities measured at fair value, net	(2,618)	(7)	(3,290)	(471)	(48)
Gain on sale of subsidiary/non-controlling interest	—	—	—	—	116
Loss on extinguishment of debt	(1,387)
Bargain purchase gain from acquisition	—	—	10,044	—	17,562
Legal settlements	—	—	—	38	879
Mutual fund gains	—	—	—	—	483
Amortization of affordable housing investments	(1,714)	(1,504)	(900)	(900)	(1,069)
(Losses) Gains on sales of investment securities, net	342	(1,679)	(5)	147	1,447
Total operating non-interest income	5,219	5,815	5,013	5,085	5,093
Add: net interest income	89,981	84,559	82,152	76,203	77,455
Net operating revenue (4)	$95,200	$90,374	$87,165	$81,288	$82,548

Total non-interest expense	$51,131	$49,675	$48,531	$46,929	$48,989
Less:
Net loss (gain) on sales and valuations of repossessed assets	(2,153)	371	(1,124)	519	529
Merger / restructure expense	1,919	1,018	2,620	195	2,706
Total operating non-interest expense (4)	$51,365	$48,286	$47,035	$46,215	$45,754

Net operating revenue	$95,200	$90,374	$87,165	$81,288	$82,548
Less:
Operating non-interest expense	51,365	48,286	47,035	46,215	45,754
Pre-tax, pre-provision operating earnings (5)	$43,835	$42,088	$40,130	$35,073	$36,794

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended
	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012
	(in thousands)
Total operating non-interest expense	$51,365	$48,286	$47,035	$46,215	$45,754
Divided by:
Total net interest income	$89,981	$84,559	$82,152	$76,203	$77,455
Add:
Tax equivalent interest adjustment	3,728	3,272	2,929	3,382	3,012
Operating non-interest income	5,219	5,815	5,013	5,085	5,093
	$98,928	$93,646	$90,094	$84,670	$85,560
Efficiency ratio - tax equivalent basis (6)	51.9%	51.6%	52.2%	54.6%	53.5%

	Twelve Months Ended December 31,
	2013	2012
Total operating non-interest expense	$192,901	$178,399
Divided by:
Total net interest income	$332,895	$290,263
Add:
Tax equivalent interest adjustment	13,312	9,738
Operating non-interest income	21,132	22,087
	$367,339	$322,088
Efficiency ratio - tax equivalent basis (6)	52.5%	55.4%

	Three Months Ended December 31,
	2013	2012
	(in thousands)
Stockholders' equity	$855,250	$759,616
Less:
Accumulated other comprehensive (loss) income	(21,546)	8,243
Non-qualifying goodwill and intangibles	25,991	27,520
Other non-qualifying assets	—	2
Disallowed unrealized losses on equity securities	8,059	—
Add:
Qualifying trust preferred securities	48,485	44,819
Tier 1 capital (regulatory) (7) (10)	891,231	768,670
Less:
Qualifying non-controlling interests	—	—
Qualifying trust preferred securities	48,485	44,819
Preferred stock	141,000	141,000
Estimated Tier 1 common equity (8) (10)	$701,746	$582,851
Divided by:
Estimated risk-weighted assets (regulatory (8) (10)	$7,845,866	$6,797,170
Tier 1 common equity ratio (8) (10)	8.9%	8.6%

	December 31,
	2013	2012
	(in thousands)
Classified assets	$270,375	$294,519
Divide:
Tier 1 capital (regulatory) (7) (10)	891,231	768,670
Plus: Allowance for credit losses	100,050	95,427
Total Tier 1 capital plus allowance for credit losses	$991,281	$864,097
Classified assets to Tier 1 capital plus allowance (9) (10)	27%	34%

(1) We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.
(2) We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.
(3) We believe this non-GAAP ratio improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(4) We believe these non-GAAP measurements provide a useful indication of the cash generating capacity of the Company.
(5) We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(6) We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.

(7) Under the guidelines of the Federal Reserve and the Federal Deposit Insurance Corporation in effect, Tier 1 capital consisted of common stock, retained earnings, non-cumulative  perpetual preferred stock, trust preferred securities up to a certain limit, and minority interests in certain subsidiaries, less most other intangible assets.

(8) Tier 1 common equity is often expressed as a percentage of risk-weighted assets.  Under the risk-based capital framework, a bank's balance sheet assets  and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories.  The aggregated dollar amount in each  category is then multiplied by the risk weighting assigned to that category.  The resulting weighted values from each of the four categories are added  together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) to determine the Tier 1 capital ratio.  Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity.  Tier 1 common equity is divided by the risk-weighted assets to determine the Tier 1 common equity ratio.  We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.

(9) We believe this non-GAAP ratio provides a critical regulatory metric in which to analyze asset quality.
(10) Current quarter is preliminary until Call Reports are filed.

CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476